Exhibit 2


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-26 21988G 668 & 21988G AY2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 15, 2001.

INTEREST ACCOUNT
----------------
Balance as of June 21, 2001 ..................................             $0.00
   Scheduled Income received on securities ...................     $1,094,625.00
   Unscheduled Income received on securities .................             $0.00

                                                                   $1.094,625.00

LESS:
   Distribution to Class A1 Holders ..........................      -$510,825.00
   Distribution to Class A2 Holders ..........................            -$0.00
   Distribution to Depositor .................................      -$583,800.00
   Balance as of September 15, 2001 ..........................             $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of June 21, 2001 ..................................             $0.00
   Scheduled Principal payment received on securities ........             $0.00
LESS:
   Distribution to Holders ...................................             $0.00
Balance as of September 15, 2001 .............................             $0.00


               UNDERLYING SECURITIES HELD AS OF September 15, 2001


          Principal
          Amount                          Title of Security
          -----------                     -----------------
          $31,500,000              Nordstrom, Inc. 6.95% Senior Debentures
                                   Due March 15, 2028
                                   CUSIP: 655664AH3

          U.S Bank Trust National Association, as Trustee


                                       7